UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 12, 2009

CITIZENS & NORTHERN CORPORATION

(Exact name of registrant as specified in its charter)

PENNSYLVANIA

(State or other jurisdiction of incorporation)

000-16084	23-2951943
(Commission file number)	(IRS employer ID)

90-92 Main Street, Wellsboro Pennsylvania	16901
(Address of principal executive office)	(Zip Code)

Registrant's telephone number, including area code - (570) 724-3411

N/A

(Former name, address and fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b)under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.

Unless this Current Report on Form 8-K indicates otherwise or the context otherwise requires, references to “we,” “us,” “our,” “Citizens & Northern Corporation,” “Citizens & Northern” or the “Company” refer to Citizens & Northern Corporation and its direct and indirect owned subsidiaries.

Commencement of Public Offering of Common Stock and Reduction in Dividend

On November 12, 2009, Citizens & Northern Corporation announced the commencement of an underwritten public offering of approximately $20 million of its shares of common stock (the “Offering”). The Company intends to grant underwriters a 30-day option to purchase up to an additional 15% of the shares sold to cover over-allotments, if any.  The Company issued a press release announcing the Offering, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference. A copy of the slide presentation to be used by the Company in connection with the Offering is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Additionally, after considering the Company’s recently announced results of operations and capital needs, and in light of guidance issued by the Federal Reserve Board concerning the payment of dividends, on November 10, 2009 the Company’s Board of Directors approved a reduction in the Company’s quarterly dividend of at least fifty percent (50%) (from $0.24 per share to no more than $0.12 per share) commencing in the fourth quarter of 2009, subject to regulatory approval. No determination has been made by our Board of Directors regarding whether or what amount of dividends will be paid in future quarters.  Additionally, there can be no assurance that regulatory approval will be granted by the Federal Reserve Board to pay the reduced dividend.

Risk Factors

In the preliminary prospectus supplement filed with the Commission on November 12, 2009 in connection with the Offering, the Corporation revised certain risk factors it previously disclosed in its Form 10-K for the year ended December 31, 2009 and its Form 10-Q for the quarter ended September 30, 2009, and added certain new risk factors.  The risk factors included in the preliminary prospectus supplement are substantially as follows.

Risks Related to Our Business and Industry

We may be required to make further increases in our provisions for loan losses and to charge off additional loans in the future, which could materially adversely affect us.

There is no precise method of predicting loan losses. We can give no assurance that our allowance for loan losses is or will be sufficient to absorb actual loan losses. We maintain an allowance for loan losses, which is a reserve established through a provision for loan losses charged to expense, that represents management’s best estimate of probable incurred losses within the existing portfolio of loans. The level of the allowance reflects management’s evaluation of, among other factors, the status of specific impaired loans, trends in historical loss experience, delinquency trends, credit concentrations and economic conditions within our market area. The determination of the appropriate level of the allowance for loan losses inherently involves a high degree of subjectivity and judgment and requires us to make significant estimates of current credit risks and future trends, all of which may undergo material changes. Changes in economic conditions affecting borrowers, new information regarding existing loans, identification of additional problem loans and other factors, both within and outside of our control, may require us to increase our allowance for loan losses. Increases in nonperforming loans have a significant impact on our allowance for loan losses. We believe that in 2008 and 2009, our market area has not experienced as much deterioration in the real estate markets as has occurred in much of the nation. However, if adverse trends in real estate markets spread to our area on a larger scale, we would expect to experience increased delinquencies and credit losses, particularly with respect to residential, construction and commercial mortgage loans. Moreover, we expect that the current recession may negatively impact economic conditions in our market areas and that we could experience significantly higher delinquencies and credit losses.

In addition, bank regulatory agencies periodically review our allowance for loan losses and may require us to increase the provision for loan losses or to recognize further loan charge-offs, based on judgments that differ from those of management. If loan charge-offs in future periods exceed our allowance for loan losses, we will need to record additional provisions to increase our allowance for loan losses. Furthermore, growth in our loan portfolio would generally lead to an increase in the provision for loan losses. Generally, increases in our allowance for loan losses will result in a decrease in net income and stockholders’ equity, and may have a material adverse effect on our financial condition, results of operations and cash flows.

Our results of operations and financial condition may be materially and adversely affected by other-than-temporary impairment charges relating to our investment portfolio.

For the nine months ended September 30, 2009, we recorded impairment charges totaling approximately $84.4 million, including an other-than-temporary impairment charge of approximately $81.6 million and the impact of changes in accounting principles related to recognition of credit losses on debt securities totaling approximately $2.8 million. Although we have written down a substantial portion of the securities in our investment portfolio as of September 30, 2009, we may be required to record future impairment charges on our investment securities if they suffer declines in value that we determine are other-than-temporary. Numerous factors, including the lack of liquidity for re-sales of certain investment securities, the absence of reliable pricing information for investment securities, adverse changes in the business climate, adverse regulatory actions or unanticipated changes in the competitive environment, could have a negative effect on our investment portfolio in future periods. If an impairment charge is significant enough, it could affect the ability of Citizens & Northern Bank (“C&N Bank”) or Citizens & Northern Investment Corporation to pay dividends to us, which could materially adversely affect us and our ability to pay dividends to shareholders. Significant impairment charges could also negatively impact our regulatory capital ratios and result in us not being classified as “well-capitalized” for regulatory purposes.

Our investment portfolio includes pooled trust-preferred securities and equity securities of banks and bank holding companies. Our pooled trust-preferred securities are composed of debt issued primarily by financial institutions, and to a lesser extent insurance companies and real estate investment trusts. All of our pooled trust-preferred securities were deemed investment grade by Moody’s and/or Fitch when they were purchased; however, all of the rated securities have since been downgraded by Moody’s and by Fitch. Trading volume in pooled trust-preferred securities has been limited and consisted almost entirely of sales by distressed sellers. As of September 30, 2009, our investment in a senior tranche security has an investment grade rating; however, all the mezzanine tranche securities have ratings several levels below investment grade or are not rated. Our equity securities consist primarily of investments in banks and bank holding companies. As of September 30, 2009, the fair values of many of our equity securities were less than cost.

The $84.4 million of impairment charges we recorded in the nine months ended September 30, 2009, included approximately $72.8 million from pooled trust-preferred securities, approximately $6.3 million from bank stocks, approximately $3.2 million from trust-preferred securities issued by individual financial institutions and approximately $2.2 million from non-U.S. Government Agency collateralized mortgage obligations. This contributed to our net loss available to common shareholders of $45.0 million for the nine months ended September 30, 2009. Management evaluates securities for other-than-temporary impairment at least on a quarterly basis, and more frequently when economic or market conditions warrant. We may be required to recognize additional other-than-temporary impairment in the future. The risk of future other-than-temporary impairment may be influenced by, among other things, additional bank failures, prolonged recession in the U.S. economy, changes to real estate values, interest deferrals and government assistance to financial institutions. To the extent we continue to experience other-than-temporary impairment charges, our results of operations and financial condition may be negatively affected.

See “ — Our investment portfolio is heavily invested in banks and holding companies. Changes in the value or performance of these securities could adversely impact our financial condition and results of operation” below for discussion of our investment in banks and bank holding companies.

Our investment portfolio is heavily invested in banks and bank holding companies. Changes in the value or performance of these securities could adversely impact our financial condition and results of operation.

Other than government securities, our investment portfolio consists of investments in banks and bank holding companies. Our bank-related investments include pooled trust-preferred securities (which are long-term instruments, mainly issued by banks, comprised of debt, typically with 30 or more companies included in each pool), trust-preferred securities issued by individual financial institutions, a corporate bond and equity securities of banks and bank holding companies. At September 30, 2009, we had approximately $15.0 million of investments in banks and bank holding companies. The value of these securities has been impacted by the unfavorable economic conditions as well as a particular bank’s specific circumstances.

Beginning at the end of 2007, the banking industry generally was materially and adversely affected by significant declines in the values of nearly all asset classes and by a serious lack of liquidity. Market conditions have also led to the failure or merger of a number of prominent financial institutions, declining asset values, defaults on mortgages and consumer loans, and the lack of market and investor confidence, including in financial institutions, as well as other factors, have all combined to cause rating agencies to lower credit ratings, and to otherwise increase the cost and decrease the availability of liquidity. Banks have suffered significant losses and have become reluctant to lend, even on a secured basis, due to the increased risk of default and the impact of declining asset values on the value of collateral. As a result, the value of our investments, both equity and pooled trust-preferred securities, has declined. We recorded OTTI charges attributed to our investment in banks (exclusive of collateralized mortgage obligations) of approximately $82.3 million for the nine months ended September 30, 2009. If the value of the securities we hold continues to decline, our results of operations and financial condition may be negatively affected.

See “— Our results of operations and financial condition may be materially and adversely affected by other-than-temporary impairment charges relating to our investment portfolio” above for an additional discussion of risks related to our investment portfolio.

Our assets as of September 30, 2009 include a deferred tax asset and we may not be able to realize the full amount of such asset.

We recognize deferred tax assets and liabilities based on differences between the financial statement carrying amounts and the tax bases of assets and liabilities. At September 30, 2009, the net deferred tax asset was approximately $31.1 million, up from a balance of approximately $16.4 million at December 31, 2008. The increase in net deferred tax asset resulted mainly from other-than-temporary impairment losses on securities for financial reporting purposes, which are not currently deductible for federal income tax reporting purposes. The net deferred tax asset balance at September 30, 2009 attributable to realized securities losses was $30.3 million, exclusive of a valuation allowance of $886,000.

We regularly review our deferred tax assets for recoverability based on history of earnings, expectations for future earnings and expected timing of reversals of temporary differences. Realization of deferred tax assets ultimately depends on the existence of sufficient taxable income, including taxable income in prior carryback years, as well as future taxable income. Of the total deferred tax asset from realized losses on securities, a portion is from securities that, if we were to sell them, would be classified as capital losses for income tax reporting purposes. The valuation allowance at September 30, 2009 reflects the excess of the tax benefit that would be generated from selling all of the capital assets, over the amount that could be realized from the available carryback and offset against capital gains generated from 2006 through 2008. Realization of the remaining $886,000 of tax benefits associated with capital assets is dependent upon realization of future capital gains. After adjustment for the valuation allowance of capital assets, we believe the recorded net deferred tax asset at September 30, 2009 is fully realizable; however, if we determine that we will be unable to realize all or part of the net deferred tax asset, we would adjust this deferred tax asset, which would negatively impact our earnings or increase our net loss.

If we need to, or are compelled to, raise additional capital in the future, that capital may not be available when it is needed and on terms favorable to current shareholders.

Federal banking regulators require us and our banking subsidiaries to maintain adequate levels of capital to support our operations. These capital levels are determined and dictated by law, regulation and banking regulatory agencies. In addition, capital levels are also determined by our management and board of directors based on capital levels that they believe are necessary to support our business operations. At September 30, 2009, all three capital ratios for us and each of our banking subsidiaries were above “well capitalized” levels under current bank regulatory guidelines. To be “well capitalized,” banking companies generally must maintain a tier 1 leverage ratio of at least 5%, a Tier 1 risk-based capital ratio of at least 6%, and a total risk-based capital ratio of at least 10%. However, our regulators may require us or our banking subsidiaries to operate with higher capital levels. For example, regulators recently have required some banks to attain a Tier 1 leverage ratio of at least 8%, a Tier 1 risk-based capital ratio of at least 10%, and a total risk-based capital ratio of at least 12%.

Our ability to raise additional capital will depend on conditions in the capital markets at that time, which are outside of our control, and on our financial performance. Accordingly, we cannot assure you of our ability to raise additional capital on terms and time frames acceptable to us or to raise additional capital at all. If we cannot raise additional capital in sufficient amounts when needed, our ability to comply with regulatory capital requirements could be materially impaired. Additionally, the inability to raise capital in sufficient amounts may adversely affect our operations, financial condition and results of operating. Our ability to borrow could also be impaired by factors that are nonspecific to us, such as severe disruption of the financial markets or negative news and expectations about the prospects for the financial services industry as a whole as evidenced by recent turmoil in the domestic and worldwide credit markets. If we raise capital through the issuance of additional shares of our common stock or other securities, we would likely dilute the ownership interests of current investors and could dilute the per share book value and earnings per share of our common stock. Furthermore, a capital raise through issuance of additional shares may have an adverse impact on our stock price.

We are a holding company dependent for liquidity on payments from our subsidiaries, which are subject to restrictions.

We are a holding company and depend on dividends, distributions and other payments from our subsidiaries to fund dividend payments and to fund all payments on obligations. Many of our subsidiaries are subject to laws that restrict dividend payments or authorize regulatory bodies to block or reduce the flow of funds from those subsidiaries to us. Restrictions or regulatory action of that kind could impede access to funds that we need to make payments on our obligations or dividend payments. In addition, our right to participate in a distribution of assets upon a subsidiary’s liquidation or reorganization is subject to the prior claims of the subsidiary’s creditors.

Unfavorable economic and market conditions due to the current global financial crisis may materially and adversely affect us.

Economic and market conditions in the United States and around the world have deteriorated significantly and may remain depressed for the foreseeable future. Conditions such as slowing or negative growth and the sub-prime debt devaluation crisis have resulted in a low level of liquidity in many financial markets and extreme volatility in credit, equity and fixed income markets. These economic developments could have various effects on us, including insolvency of major customers and a negative impact on the investment income we are able to earn on our investment portfolio.

Since lending money is an essential part of our business, due to the current economic conditions, customers may be unable or unwilling to borrow money or repay funds already borrowed. The risk of non-payment is affected by credit risks of a particular customer, changes in economic conditions, the duration of the loan and, in the case of a collateralized loan, uncertainties as to the future value of the collateral and other factors. The potential effects of the current global financial crisis are difficult to forecast and mitigate. As a consequence, our operating results for a particular period are difficult to predict. The impact of this situation, together with concerns regarding the financial strength of financial institutions, has led to distress in credit markets and liquidity issues for financial institutions. Some financial institutions around the world have failed; others have been forced to seek acquisition partners. The United States and other governments have taken unprecedented steps to try to stabilize the financial system, including investing in financial institutions. Our business and our financial condition and results of operations could be adversely affected by (1) continued or accelerated disruption and volatility in financial markets, (2) continued capital and liquidity concerns regarding financial institutions generally and our counterparties specifically, (3) limitations resulting from further governmental action in an effort to stabilize or provide additional regulation of the financial system, or (4) recessionary conditions that are deeper or last longer than currently anticipated.

Because our business is concentrated in north central Pennsylvania and southern New York, our financial performance could be materially adversely affected by economic conditions and real estate values in these market areas.

Our operations and the properties securing our loans are primarily in the Pennsylvania Counties of Tioga, Bradford, Sullivan, Lycoming, Potter, Cameron and McKean, and in Steuben and Allegany Counties in New York State. Our operating results depend largely on economic and real estate valuations in these and surrounding areas. A deterioration in the economic conditions in these market areas could materially adversely affect our operations and increase loan delinquencies, increase problem assets and foreclosures, increase claims and lawsuits, decrease the demand for our products and services and decrease the value of collateral securing loans, especially real estate, in turn reducing customers’ borrowing power, the value of assets associated with nonperforming loans and collateral coverage.

Changes in interest rates could adversely impact our financial condition and results of operations.

Our operating income, net income and liquidity depend to a great extent on our net interest margin, i.e., the difference between the interest yields we receive on loans, securities and other interest earning assets and the interest rates we pay on interest-bearing deposits, borrowings and other liabilities. These rates are highly sensitive to many factors beyond our control, including competition, general economic conditions and monetary and fiscal policies of various governmental and regulatory authorities, including the Board of

Governors of the Federal Reserve System, or the Federal Reserve. If the rate of interest we pay on our interest-bearing deposits, borrowings and other liabilities increases more than the rate of interest we receive on loans, securities and other interest earning assets, our net interest income, and therefore our earnings, and liquidity could be materially adversely affected. Our earnings and liquidity could also be materially adversely affected if the rates on our loans, securities and other investments fall more quickly than those on our deposits, borrowings and other liabilities. Our operations are subject to risks and uncertainties surrounding our exposure to change in interest rate environment.

Additionally, based on our analysis of the interest rate sensitivity of our assets, an increase in the general level of interest rates will negatively affect the market value of our investment portfolio because of the relatively long duration of the securities included in our investment portfolio.

We are required to make a number of judgments in applying accounting policies and different estimates and assumptions in the application of these policies could result in a decrease in capital and/or other material changes to our reports of financial condition and results of operations. Also, changes in accounting standards can be difficult to predict and can materially impact how we record and report our financial condition and results of operations.

Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for loan losses and reserve for unfunded lending commitments and the fair value of certain financial instruments (securities, derivatives, and privately held investments). While we have identified those accounting policies that are considered critical and have procedures in place to facilitate the associated judgments, different assumptions in the application of these policies could result in a decrease to net income and, possibly, capital and may have a material adverse effect on our financial condition and results of operations.

Our accounting policies and methods are fundamental to how we record and report our financial condition and results of operations. From time to time, the Financial Accounting Standards Board changes the financial accounting and reporting standards that govern the preparation of our financial statements. These changes can be hard to predict and can materially impact how we record and report our financial condition and results of operations.

Competition from other banks and financial institutions in originating loans, attracting deposits and providing various financial services may adversely affect our profitability and liquidity.

We have substantial competition in originating loans, both commercial and consumer, in our market area. This competition comes principally from other banks, savings institutions, mortgage banking companies and other lenders. Some of our competitors enjoy advantages, including greater financial resources and access to capital, stronger regulatory ratios, and higher lending limits, a wider geographic presence, more accessible branch office locations, the ability to offer a wider array of services or more favorable pricing alternatives, as well as lower origination and operating costs. This competition could reduce our net income and liquidity by decreasing the number and size of loans that we originate and the interest rates we may charge on these loans.

In attracting business and consumer deposits, we face substantial competition from other insured depository institutions such as banks, savings institutions and credit unions, as well as institutions offering uninsured investment alternatives, including money market funds. Some of our competitors enjoy advantages, including greater financial resources and access to capital, stronger regulatory ratios, stronger asset quality and performance, more aggressive marketing campaigns, better brand recognition and more branch locations. These competitors may offer higher interest rates than we do, which could decrease the deposits that we attract or require us to increase our rates to retain existing deposits or attract new deposits. Increased deposit competition could materially adversely affect our ability to generate the funds necessary for lending operations. As a result, we may need to seek other sources of funds that may be more expensive to obtain and could increase our cost of funds.

We operate in a highly regulated environment and may be adversely affected by changes in laws or regulations.

We are subject to extensive regulation and supervision under federal and state laws and regulations. The requirements and limitations imposed by such laws and regulations limit the manner in which we conduct our business, undertake new investments and activities and obtain financing. These regulations are designed primarily for the protection of the deposit insurance funds and consumers and not to benefit our shareholders. Financial institution regulation has been the subject of significant legislation in recent years and may be the subject of further significant legislation in the future, none of which is within our control. There are currently several legislative proposals pending in Congress and proposed rule makings by the federal banking regulators which, if adopted as proposed, will impact the banking industry. On June 17, 2009, the U.S. Department of the Treasury released a financial regulatory reform plan that would, if enacted, represent the most sweeping reform of financial regulation and financial services in decades. These programs and proposals subject us and other financial institutions to additional restrictions, oversight and costs that may have an adverse impact on our business, financial condition, results of operations or the price of our common stock. If enacted, the Treasury Department’s financial reform plan would substantially increase regulation of the financial services industry and impose restrictions on the operations and general ability of firms within the industry to conduct business consistent with historical practices. Federal and state regulatory agencies also frequently adopt changes to their regulations or change the manner in which existing regulations are applied or enforced. We cannot predict the substance or impact of pending or future legislation, regulation or the application thereof. Compliance with such current and potential regulation and scrutiny may significantly increase our costs, impede the efficiency of our internal business processes, require us to increase our regulatory capital and limit our ability to pursue business opportunities in an efficient manner.

Our participation in TARP CPP subjects us to additional restrictions, oversight and costs, and has other potential consequences, that could materially affect our business, results of operations and prospects.

On October 3, 2008, the Emergency Economic Stabilization Act of 2008, or the EESA, was signed into law. Under EESA, the U.S. Department of Treasury, or the Treasury, has the authority to, among other things, invest in financial institutions for the purpose of stabilizing and providing liquidity to the U.S. financial markets. Pursuant to this authority, the Treasury announced its Troubled Asset Relief Program Capital Purchase Program, or TARP CPP, under which it is purchasing preferred stock and warrants in eligible institutions, including us, to increase the flow of credit to businesses and consumers and to support the overall United States economy.

On January 16, 2009, we issued 26,440 shares of Series A Preferred Stock and a warrant to purchase 194,794 shares of common stock at an exercise price of $20.36 per share to the Treasury for an aggregate price of approximately $26.44 million. As a result of our participation in the TARP CPP:

•
We are subject to restrictions, oversight and costs that may have an adverse impact on our financial condition, results of operations and the price of our common stock. For example, the American Recovery and Reinvestment Act of 2009 enacted in February 2009 and subsequently adopted Interim Final Regulations contain significant limitations on the amount and form of bonus, retention and other incentive compensation that participants in the TARP CPP may pay to executive officers and senior management. These provisions may adversely affect our ability to attract and retain executive officers and other key personnel.

•	TARP CPP imposes restrictions on our ability to pay cash dividends on, and to repurchase, our common stock.

•	The Treasury has the right to appoint two persons to our board of directors if we miss dividend payments for six dividend periods, whether or not consecutive, on the Series A Preferred Stock.

•
Future federal statutes may adversely affect the terms of the TARP CPP that are applicable to us and the Treasury may amend the terms of our agreement with them unilaterally if required by future statutes, including in a manner materially adverse to us.

•
Compliance with current and potential regulatory initiatives applicable to TARP CPP participants as well as additional scrutiny from regulatory authorities may significantly increase our costs, impede the efficiency of our internal business processes, require us to increase our regulatory capital and limit our ability to pursue business opportunities in an efficient manner.

Congress has held hearings on the implementation of the TARP CPP and the use of funds and may adopt further legislation impacting financial institutions that have obtained funding under the TARP CPP requiring, among other things, changes in lending and other practices that legislators believe led to the current economic situation. Although it is unclear what, if any, additional legislation will be enacted into law or rules will be issued, certain laws or rules may be enacted or imposed administratively by the Treasury that could further restrict our operations or increase governmental oversight of our businesses and our corporate governance practices. The Special Inspector General for the Troubled Asset Relief Program, or TARP, has requested information from CPP and other TARP participants, including a description of past and anticipated uses of the TARP funds and plans for addressing executive compensation requirements under the TARP CPP. We and other TARP CPP participants are also required to submit monthly reports about their lending and financial intermediation activities to the Treasury. It is unclear at this point what the ramifications of such disclosure are or may be in the future.

A substantial decline in the value of our Federal Home Loan Bank of Pittsburgh common stock may adversely affect our financial condition.

We own common stock of the Federal Home Loan Bank of Pittsburgh, or the FHLB, in order to qualify for membership in the Federal Home Loan Bank system, which enables us to borrow funds under the Federal Home Loan Bank advance program. The carrying value and fair market value of our FHLB common stock was $8.6 million as of September 30, 2009.

Published reports indicate that certain member banks of the Federal Home Loan Bank system may be subject to asset quality risks that could result in materially lower regulatory capital levels. In December 2008, the FHLB had notified its member banks that it had suspended dividend payments and the repurchase of capital stock until further notice is provided. In an extreme situation, it is possible that the capitalization of a Federal Home Loan Bank, including the FHLB, could be substantially diminished or reduced to zero. Consequently, given that there is no market for our FHLB common stock, we believe that there is a risk that our investment could be deemed other-than-temporarily impaired at some time in the future. If this occurs, it may adversely affect our results of operations and financial condition. If the FHLB were to cease operations, or if we were required to write-off our investment in the FHLB, our business, financial condition, liquidity, capital and results of operations may be materially adversely affected.

Increases in FDIC insurance premiums may have a material adverse effect on our results of operations.

During 2008 and continuing in 2009, higher levels of bank failures have dramatically increased resolution costs of the Federal Deposit Insurance Corporation, or the FDIC, and depleted the deposit insurance fund. In addition, the FDIC and the U.S. Congress have taken action to increase federal deposit insurance coverage, placing additional stress on the deposit insurance fund.

In order to maintain a strong funding position and restore reserve ratios of the deposit insurance fund, the FDIC increased assessment rates of insured institutions uniformly by seven cents for every $100 of deposits beginning with the first quarter of 2009, with additional changes beginning April 1, 2009, which require riskier institutions to pay a larger share of premiums by factoring in rate adjustments based on secured liabilities and unsecured debt levels.

To further support the rebuilding of the deposit insurance fund, the FDIC imposed a special assessment on each insured institution, equal to five basis points of the institution’s total assets minus Tier 1 capital as of September 30, 2009. For our banks, this represents an aggregate charge of approximately $589,000, which was recorded as a pre-tax charge during the second quarter of 2009. The FDIC has indicated that future special assessments are possible, although it has not determined the magnitude or timing of any future assessments.

We are generally unable to control the amount of premiums that we are required to pay for FDIC insurance. If there are additional bank or financial institution failures, we may be required to pay even higher FDIC premiums. Our expenses for the nine months ended September 30, 2009 have been significantly and adversely affected by these increased premiums and the special assessment. These increases and assessment and any future increases in insurance premiums or additional special assessments may materially adversely affect our results of operations.

An interruption or breach in security with respect to our information system, or our outsourced service providers, could adversely impact our reputation and have an adverse impact on our financial condition or results of operations.

We rely on software, communication, and information exchange on a variety of computing platforms and networks and over the Internet. Despite numerous safeguards, we cannot be certain that all of our systems are entirely free from vulnerability to attack or other technological difficulties or failures. We rely on the services of a variety of vendors to meet our data processing and communication needs. If information security is breached or other technology difficulties or failures occur, information may be lost or misappropriated, services and operations may be interrupted and we could be exposed to claims from customers. Any of these results could have a material adverse effect on our financial condition, results of operations or liquidity.

Our strategic plan involves growth and we may not be able to execute it successfully.

In recent years, our growth strategy has focused on increasing our presence in the Lycoming County market and we have expanded our operations by acquisitions and by building and opening new branches. Our future financial performance will depend on our ability to take advantage of growth opportunities as they arise and manage our future growth. Failure to execute our strategy could have a material adverse effect on our financial condition, results of operations or liquidity.

If we fail to comply with insurance industry regulations, or if those regulations become more burdensome, it could negatively impact our profitability.

Through Bucktail Life Insurance Company and C&N Financial Services Corporation, two of our subsidiaries, we are engaged in insurance-related activities regulated by the Arizona Department of Insurance and the Pennsylvania Department of Insurance, as well as, to a more limited extent, the federal government and the insurance departments of other states in which we do business. The cancellation or suspension of our licenses or ability to operate in these states, as a result of any failure to comply with the applicable insurance laws and regulations, may negatively impact our operating results. Regulatory authorities have relatively broad discretion to deny or revoke licenses for various reasons, including the violation of regulations. Further, changes in the level of regulation of the insurance industry or changes in laws or regulations themselves or interpretations by regulatory authorities could adversely affect our ability to operate our business.

If we fail to maintain an effective system of internal control over financial reporting and disclosure controls and procedures, we may be unable to accurately report our financial results and comply with the reporting requirements under the Securities Exchange Act of 1934. As a result, current and potential shareholders may lose confidence in our financial reporting and disclosure required under the Securities Exchange Act of 1934, which could adversely affect our business and could subject us to regulatory scrutiny.

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, referred to as Section 404, we are required to include in our Annual Reports on Form 10-K, our management’s report on internal control over financial reporting. While we have reported no “significant deficiencies” or “material weaknesses” in the Form 10-K for the fiscal year ended December 31, 2008, we cannot guarantee that we will not have any “significant deficiencies” or “material weaknesses” reported by our independent registered public accounting firm in the future. Compliance with the requirements of Section 404 is expensive and time-consuming. If, in the future, we fail to complete this evaluation in a timely manner, or if our independent registered public accounting firm cannot timely attest to our evaluation, we could be subject to regulatory scrutiny and a loss of public confidence in our internal control over financial reporting. In addition, any failure to establish an effective system of disclosure controls and procedures could cause our current and potential shareholders and customers to lose confidence in our financial reporting and disclosure required under the Securities Exchange Act of 1934, which could adversely affect our business.

Risks Related to Our Common Stock

The price of our common stock may fluctuate significantly, and this may make it difficult for you to resell shares of common stock owned by you at times or at prices you find attractive.

Stock price volatility may make it difficult for you to resell your common stock when you want and at prices you find attractive. Our stock price can fluctuate significantly in response to a variety of factors including, among other things:

•	actual or anticipated variations in quarterly results of operations;

•	recommendations by securities analysts;

•	operating and stock price performance of other companies that investors deem comparable to us;

•	any failure to pay dividends on our common stock or a reduction in dividends;

•	continued levels of loan quality and volume origination;

•	the adequacy of loan loss reserves;

•	the willingness of customers to substitute competitors’ products and services for our products and services and vice versa, based on price, quality, relationship or otherwise;

•	interest rate, market and monetary fluctuations;

•	the timely development of competitive new products and services by us and the acceptance of such products and services by customers;

•	changes in consumer spending and saving habits relative to the financial services we provide;

•	relationships with major customers;

•	our ability to continue to grow our business internally and through acquisition and successful integration of new or acquired entities while controlling costs;

•	news reports relating to trends, concerns and other issues in the financial services industry, including the failures of other financial institutions in the current economic downturn;

•	perceptions in the marketplace regarding us and/or our competitors;

•	new technology used, or services offered, by competitors;

•	deposit flows;

•	changes in accounting principles, policies and guidelines;

•	rapidly changing technology;

•	significant acquisitions or business combinations, strategic partnerships, joint ventures or capital commitments by or involving us or our competitors;

•	failure to integrate acquisitions or realize anticipated benefits from acquisitions;

•	changes in and compliance with laws and government regulations of federal, state and local agencies; and

•	geopolitical conditions such as acts or threats of terrorism or military conflicts.

General market fluctuations, industry factors and general economic and political conditions and events, such as economic slowdowns or recessions, interest rate changes or credit loss trends, could also cause our stock price to decrease regardless of operating results as evidenced by the current volatility and disruption of capital and credit markets.

Our common stock is not insured by any governmental entity, and, therefore, an investment in our common stock involves risk.

Our common stock is not a bank deposit and, therefore, is not insured against loss by the Federal Deposit Insurance Corporation, any other deposit insurance fund or by any other public or private entity. Investment in our common stock is inherently risky for the reasons described in this “Risk Factors” section and elsewhere in this Current Report on Form 8-K and other reports filed by the Company under the Securities Exchange Act of 1934, and is subject to the same market forces that affect the price of common stock in any company. As a result, if you acquire our common stock, you may lose some or all of your investment.

Our common stock is equity and is subordinate to our existing and future indebtedness and preferred stock and effectively subordinated to all the indebtedness and other non-common equity claims against our subsidiaries.

Shares of our common stock are equity interests in us and do not constitute indebtedness. As such, shares of our common stock rank junior to all of our indebtedness and to other non-equity claims against us and our assets available to satisfy claims against us, including in our liquidation. Additionally, holders of our common stock are subject to the prior dividend and liquidation rights of the Series A Preferred Stock that we issued to the Treasury in connection with our participation in the TARP CPP. Furthermore, our right to participate in a distribution of assets upon any of our subsidiaries’ liquidation or reorganization is subject to the prior claims of that subsidiary’s creditors, and to preference rights of the Series A Preferred Stock. As of September 30, 2009, the aggregate liquidation preference of our Series A Stock was $26.44 million.

There are restrictions on our ability to pay cash dividends.

Although we have historically paid cash dividends, there is no assurance that we will continue to pay cash dividends. Based upon guidance issued by the Federal Reserve Board concerning the payment of dividends discussed below, on November 10, 2009 our Board of Directors approved a reduction in our quarterly dividend of at least fifty percent (50%) (from $0.24 per share to no more than $0.12 per share) commencing in the fourth quarter of 2009, subject to regulatory approval. No determination has been made by our Board of Directors regarding whether or what amount of dividends will be paid in future quarters. Additionally, there can be no assurance that regulatory approval will be granted by the Federal Reserve Board to pay the reduced dividend. Future payment of cash dividends, if any, will be at the discretion of our board of directors and will be dependent upon our financial condition, results of operations, capital requirements and such other factors as the board may deem relevant and will be subject to applicable federal and state laws that impose restrictions on our and our subsidiaries’ ability to pay dividends, as well as guidance issued from time to time by regulatory authorities. Our ability to pay dividends depends primarily on receipt of dividends from our direct and indirect subsidiaries.

Under guidance issued by the Federal Reserve, as a bank holding company we are to consult the Federal Reserve before declaring dividends and are to strongly consider eliminating, deferring, or reducing dividends we pay to our shareholders if (1) our net income available to shareholders for the past four quarters, net of dividends previously paid during that period, is not sufficient to fully fund the dividends, (2) our prospective rate of earnings retention is not consistent with our capital needs and overall current and prospective financial condition, or (3) we will not meet, or are in danger of not meeting, our minimum regulatory capital adequacy ratios. Importantly, this Federal Reserve guidance is relevant not only to dividends paid on our common stock, but also to those payable in respect to our Series A Preferred Stock held by the Treasury. Our failure to pay dividends on our Series A Preferred Stock or common stock could have a material adverse effect on our business, operations, financial condition, access to funding and the market price of our common stock.

The Letter Agreement and Securities Purchase Agreement — Standard Terms, or collectively the “Purchase Agreement,” between us and the Treasury provides that prior to the earlier of (i) January 16, 2012; and (ii) the date on which all of the shares of the Series A Preferred Stock have been redeemed by us or transferred by the Treasury to third parties, we may not, without the consent of Treasury, (a) increase the cash dividend on our common stock above that last declared prior to January 16, 2009 (i.e., $0.24 per share); or (b) subject to limited exceptions, redeem, repurchase or otherwise acquire shares of our common stock or preferred stock other than the Series A Preferred Stock. In addition, we are unable to pay any dividends on our common stock unless we are current in our dividend payments on the Series A Preferred Stock. These restrictions could have a negative effect on the value of our common stock.

See “— We are a holding company dependent for liquidity on payments from our subsidiaries, which are subject to restrictions” above.

The Series A Preferred Stock reduces the net income available to our common shareholders and earnings per common share, and the Warrant we issued to Treasury may be dilutive to holders of our common stock.

The dividends declared and the accretion or discount on the Series A Preferred Stock will reduce the net income available to common shareholders and our earnings per common share. The Series A Preferred Stock will also receive preferential treatment in the event of our liquidation, dissolution or winding up. Additionally, the ownership interest of the existing holders of our common stock will be diluted to the extent the Warrant we issued to Treasury in conjunction with the sale to Treasury of the Series A Preferred Stock is exercised. If the Warrant had been exercised on November 10, 2009, the shares of common stock underlying the Warrant would have represented approximately 2.07% of the shares of our common stock outstanding upon exercise (including the shares issued upon exercise of the Warrant). Although Treasury has agreed not to vote any of the shares of common stock it would receive upon exercise of the Warrant, a transferee of any portion of the Warrant or of any shares of common stock acquired upon exercise of the Warrant would not be bound by this restriction.

There can be no assurance that we will repurchase the Series A Preferred Stock and the Warrant or that our regulators would approve such redemption and repurchase.

We have not determined if or when we will seek the approval of our regulators to repurchase the Series A Preferred Stock and the Warrant. Such repurchases may be made with the proceeds from this offering, as described in “Use of Proceeds,” and are subject to regulatory approval. There can be no assurance when or if the Series A Preferred Stock and with Warrant can be repurchased or what the redemption price for the Warrant will be. Until such time as the Series A Preferred Stock and the Warrant are repurchased, we will remain subject to the terms and conditions set forth in the purchase agreement with the Treasury, the Series A Preferred Stock and the Warrant. Further, we will remain subject to increased regulatory and legislative oversight applicable to participants in the TARP CPP for so long as the Series A Preferred Stock is outstanding.

Offerings of debt, which would be senior to our common stock upon liquidation, and/or preferred equity securities which may be senior to our common stock for purposes of dividend distributions or upon liquidation, may adversely affect the market price of our common stock.

We may attempt to increase our capital resources or, if our or any of our banks’ capital ratios fall below the required minimums, we could be forced to raise additional capital by making additional offerings of debt or preferred equity securities, including medium-term notes, trust-preferred securities, senior or subordinated notes and preferred stock. Upon liquidation, holders of our debt securities and shares of preferred stock and lenders with respect to other borrowings are likely to receive distributions of our available assets prior to the holders of our common stock. Additional equity offerings may dilute the holdings of our existing shareholders or reduce the market price of our common stock, or both. Holders of our common stock are not entitled to preemptive rights or other protections against dilution.

We may issue additional shares of common or preferred stock, which may dilute the ownership and voting power of our shareholders and the book value of our common stock.

We are currently authorized to issue up to 20,000,000 shares of common stock of which 9,236,744 shares were outstanding as of November 10, 2009, and up to 30,000 shares of preferred stock of which 26,440 shares were outstanding as of November 10, 2009. Our board of directors has authority, without action or vote of the shareholders of common stock, to issue all or part of the authorized but unissued shares. However, additional shares of preferred stock could only be issued as part of the TARP CPP and no such further issuances are anticipated. Authorized but unissued shares of our common stock could be issued on terms or in circumstances that could dilute the interests of other shareholders.

There may be future sales of our common stock, which may materially and adversely affect the market price of our common stock.

We are not restricted from issuing additional shares of our common stock, including securities that are convertible into or exchangeable or exercisable for shares of our common stock. As of November 10, 2009, there were 9,236,744 shares of our common stock outstanding. Most of these shares are available for resale in the public market without restriction, except for shares held by our affiliates. Generally, our affiliates may sell their shares in compliance with the volume limitations and other requirements imposed by Rule 144 under the Securities Act.

As of November 10, 2009, there were 516,602 shares of our common stock issuable upon conversion, exchange or exercise in respect of outstanding securities, options or warrants (including the Warrant), and we had the authority to issue up to approximately 508,788 shares of our common stock under our Stock Incentive Plan and Independent Directors Stock Incentive Plan (not including shares issuable upon exercise of outstanding options) and 2,256,853 shares under our Dividend Reinvestment and Stock Purchase Plan. A previously effective 5% discount on shares of common stock purchased directly from us under our Dividend Reinvestment and Stock Purchase and Sale Plan was suspended, effective at the close of business on October 16, 2009 for purchases with optional cash payments, and effective October 20, 2009 for purchases with reinvested dividends. The suspension will remain in effect until further notice.

Additionally, the sale of substantial amounts of our common stock or securities convertible into or exchangeable or exercisable for our common stock, whether directly by us in this offering or future offerings or by existing common shareholders in the secondary market, the perception that such sales could occur or the availability for future sale of shares of our common stock or securities convertible into or exchangeable or exercisable for our common stock could, in turn, materially and adversely affect the market price of our common stock and our ability to raise capital through future offerings of equity or equity-related securities.

The trading volume in our common stock is less than that of other financial services companies.

Our common stock is listed on the NASDAQ Capital Market under the symbol “CZNC”. The average daily trading volume for shares of our common stock is less than larger financial institutions. During the twelve months ended October 31, 2009, the average daily trading volume for our common stock was approximately 16,742 shares. As a result, sales of our common stock may place significant downward pressure on the market price of our common stock. Furthermore, it may be difficult for holders to resell their shares at prices they find attractive, or at all.

Anti-takeover provisions and restrictions on ownership could negatively impact our shareholders.

Provisions of Pennsylvania law and our amended and restated articles of incorporation and by-laws could make it more difficult for a third party to acquire control of us or have the effect of discouraging a third party from attempting to acquire control of us. These provisions would make it more difficult for a third party to acquire us even if an acquisition might be in the best interest of our shareholders. In addition, the Bank Holding Company Act of 1956, as amended, or the BHCA, requires any bank holding company to obtain the approval of the Federal Reserve Board prior to acquiring more than 5% of our outstanding common stock. Any person other than a bank holding company is required to obtain prior approval of the Federal Reserve Board to acquire 10% or more of our outstanding common stock under the Change in Bank Control Act. Any holder of 25% or more of our outstanding common stock, other than an individual, is subject to regulation as a bank holding company under the BHCA.

For instance, our amended and restated articles of incorporation require the affirmative vote of at least 75% of the votes that all shareholders are entitled to cast to approve any of the following transactions:

•	any merger or consolidation of the Corporation with or into any other corporation;

•	any share exchange in which a corporation, person, or entity acquires the issued or outstanding shares of capital stock of the Corporation pursuant to a vote of shareholders;

•	any sale, lease, exchange, or other transfer of all, or substantially all, of the assets of the Corporation to any other corporation, person or entity; or

•	any transaction similar to, or having similar effect as, any of the foregoing transactions.

In addition, if, in any of the above cases, as of the record date for the determination of shareholders entitled to notice of and to vote on any such transaction, such other corporation, person, or entity is the beneficial owner, directly or indirectly, of more than five percent (5%) of the shares of common stock issued, outstanding, and entitled to vote as of such record date, referred to as the “Acquiring Entity,” then the affirmative vote of 75% of the votes entitled to cast thereon held by all of our shareholders other than the Acquiring Entity (and any other shareholders “affiliated with” the Acquiring Entity) is required to approve any such transaction.

The foregoing supermajority voting requirements are inapplicable in the event that the subject transaction is approved in advance by the affirmative vote of 66 – 2/3% of our Board of Directors. See the description of our common stock set forth in our Current Report on Form 8-K filed September 25, 2009.

Cautionary Statement Regarding Forward-Looking Statements

Certain of the statements made in this Current Report on Form 8-K and other reports filed by the Corporation under the Securities Exchange Act of 1934 or registration statements under the Securities Act of 1933 are “forward-looking statements” within the meaning and protections of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.

All statements other than statements of historical fact are statements that could be forward-looking statements.  You can identify these forward-looking statements through our use of words such as “may”, “will”, “anticipate”, “assume”, “should”, “indicate”, “would”, “believe”, “contemplate”, “expect”, “estimate”, “continue”, “plan”, “point to”, “project”, “could”, “intend”, “target”, and other similar words and expressions of the future.  These forward-looking statements may not be realized due to a variety of factors, including, without limitation:

•	the effects of future economic, business and market conditions, domestic and foreign, including seasonality;

•	the effects of, and changes in, governmental monetary and fiscal policies;

•	legislative and regulatory changes, including changes in banking, insurance, securities and tax laws and regulations and their application by our regulators;

•	changes in accounting policies, rules and practices;

•
the risk of changes in interest rates on the levels, composition and costs of deposits, loan demand, and the values and liquidity of loan collateral, securities, and interest sensitive assets and liabilities;

•	the risk of decreases in the value of investment securities we own;

•	the effects of other-than-temporary impairment charges relating to our investment portfolio;

•	failure to realize deferred tax assets;

•	credit risks of borrowers;

•	changes in the availability and cost of credit and capital in the financial markets;

•	changes in the prices, values and sales volumes of residential and commercial real estate;

•	the effects of competition from a wide variety of local, regional, national and other providers of financial, investment and insurance services;

•	the failure of assumptions underlying the establishment of allowances or reserves for possible loan losses and other estimates;

•	risks related to our participation in the Troubled Asset Relief Program Capital Purchase Program;

•	possible reductions in our quarterly dividends and regulatory restrictions on our ability to pay dividends;

•	potential undiscovered weaknesses in our internal controls and disclosure controls;

•	a potential decline in the value of our Federal Home Loan Bank of Pittsburgh common stock;

•	our inability to realize growth opportunities or to manage our growth; and

•	other factors and risks, including those detailed in this Current Report on Form 8-K and under “Risk Factors” in our other filings with the SEC.

Because such forward–looking statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such statements. The foregoing list of important factors is not exclusive and investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of the document in which they are contained.  We do not undertake to update any forward-looking statements, whether written or oral, that may be made from time to time by or on behalf of us.

Item 9.01.     Financial Statements and Exhibits.

(d)             Exhibits

Exhibit No.	Description

99.1	Press Release dated November 12, 2009

99.2	Slide Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Citizens & Northern Corporation

Date: November 12, 2009	By:	/s/ Craig G. Litchfield
Craig G. Litchfield, President & CEO

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated November 12, 2009
99.2	Slide Presentation